Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(14,956,782)
Unrealized Gain (Loss) on Market Value of Futures	(4,443,968)
Dividend Income	189
Interest Income	4,939
ETF Transaction Fees	700
Total Income (Loss)	$(19,394,922)

Expenses
General Partner Management Fees	$60,217
Professional Fees	13,023
Brokerage Commissions	9,604
Non-interested Directors' Fees and Expenses	680
Prepaid Insurance Expense	273
Total Expenses	83,797
Expense Waiver	(11,340)
Net Expenses	$72,457
Net Income (Loss)	$(19,467,379)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/15	$105,229,028
Additions (300,000 Shares)	5,761,839
Withdrawals (200,000 Shares)	(4,025,810)
Net Income (Loss)	(19,467,379)

Net Asset Value End of Month	$87,497,678
Net Asset Value Per Share (4,750,000 Shares)	$18.42

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612